Exhibit 99.1

YOU On Demand Closes Strategic Investment from Chinese Mobile Video Service Provider, C Media

(New York, NY, 7/11/2013) YOU On Demand Holdings, Inc. (NASDAQ: YOD) (“YOU On Demand” or the “Company”), the first national Video On Demand (VOD) platform in China, announced today that C Media Limited (“C Media”), a leading mobile video service provider in China, has made a strategic investment in YOU On Demand totaling $4 million USD, with the right to make an additional investment of between $12 and $21 million USD.  The C Media investment will allow YOU On Demand to more aggressively leverage the booming mobile video space and establishes the mutual goal of entering into a mobile distribution deal in the coming 6 to 12 months.

The investment would occur in two phases (“Phase 1” and “Phase 2”) as summarized below:

•	Phase 1: Phase 1 entailed a $4 Million USD investment which closed Friday, July 5, 2013. C Media has acquired 2,285,714 shares of 4% Series D Convertible Preferred Stock (the “Series D Preferred Stock”), at a purchase price per share of $1.75. The Series D Preferred Stock is initially convertible into common stock on a one-to-one basis.

•	Phase 2: C Media and the Company have agreed to act in good faith to finalize an agreement pursuant to which C Media would make an additional investment totaling between $12 to $21 million USD by acquiring shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”). The purchase price per share of Series E Preferred Stock would be $1.75 and the Series E Preferred Stock would be initially convertible into common stock on a one-to-one basis. Phase 2 is expected to close, subject to execution of definitive documentation and satisfaction of certain closing conditions, including obtaining shareholder approval and all necessary consents, on or before October 31, 2013.

Commenting on the strategic investment, Mr. Xuesong Song, co-founder, Chairman, CEO and the largest shareholder of C Media said, "Shane McMahon and his team are building YOU On Demand into a world-class company with impressive content and cable distribution capabilities. I have been impressed with their recent penetration into the cable space and I believe their organization is uniquely positioned to take advantage of the tremendous growth potential in China's booming entertainment market. We look forward to partnering with YOU On Demand and utilizing our mobile industry expertise to support the ongoing expansion of their Video On Demand platform and complementary services.”

Shane McMahon, Chairman of YOU On Demand, stated, "We are extremely pleased to welcome C Media as a strategic investor and partner.  C Media’s significant investment is not only a strong vote of confidence in YOU On Demand’s business model and potential, but it will also help address the Company’s financing needs for the foreseeable future and allow management to focus its time on pursuing growth opportunities.”

“We appreciate C Media's long-term strategic view of YOU On Demand,” continued Mr. McMahon, “and believe that having access to Mr. Song and his wealth of experience and success in China, as well as      C Media’s mobile expertise, will play an important role in YOU On Demand’s success over the years to come.  Our organization continues to aggressively pursue its strategy of providing the best and highest quality entertainment to consumers in China and partnering with C Media represents a tremendous opportunity to further expand our distribution footprint.”

YOU On Demand currently has content deals in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, Universal Pictures, Warner Bros., Miramax Films, Lionsgate and Magnolia Pictures, as well as a broad selection of the best content from Chinese filmmakers.

Chardan Capital Markets, LLC (www.chardancm.com) acted as the sole placement agent for the sale and purchase of the Series D Preferred Stock.

The Series D Preferred Stock offered has not been, and the Series E Preferred Stock will not be, registered under the U.S. Securities Act of 1933, as amended, and neither the Series D Preferred Stock or the Series E Preferred Stock may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

For a more detailed summary of the material provisions of the strategic investment, please see the Company's current report on Form 8-K that will be filed with the Securities and Exchange Commission today at www.sec.gov.

About C Media Limited (www.cmmobi.com)

Founded in 2004, C Media is a mobile internet company offering a variety of mobile video solutions and related value-added services through the networks of the PRC telecommunications operators including China Mobile, China Unicom and China Telecom. The company produces online community applications for video, music, movie and targeted marketing, and is dedicated to building an open mobile internet video platform. In 2007, it established a joint venture with China National Radio (CNR) offering mobile video services. In the last few years, the company has developed into a market leader with rich media contents and established distribution channels.  In 2012 and 2011, the company ranked 3rd and 23rd in the winner lists of Deloitte Technology Fast50TM China, respectively; it was also ranked 6th and 133rd in the winner lists of Deloitte Technology Fast500TM Asia Pacific in the past two years.

C Media is headquartered in Beijing with more than 400 employees. It has wholly owned subsidiaries and branches in Shanghai, Tianjin, Wuhan, Chengdu, Xi’An, Harbin, Jinan, and Shenzhen. The company has received certifications for High and New Technology Enterprises, Software Enterprises, and ISO9001. It also holds the licenses and permits of Audio/Video Programs Dissemination via Information Networks, Value-added Service Business, Radio and Television Program Production, Internet Culture Operation, together with more than 40 software copyrights and patents.

About YOU On Demand Holdings, Inc. (www.yod.com)

YOU On Demand (NASDAQ: YOD) is the first national Video On Demand platform in China. The Company offers premium content, including leading Hollywood and China-produced movie titles, to customers across China through its Transactional Video On Demand (TVOD), Subscription Video On Demand (SVOD) and Near Video On Demand (NVOD) services. YOU On Demand has secured alliances with leading global media operators and content developers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in New York, NY with its China headquarters in Beijing.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
Jason Finkelstein	Robert Rinderman or Norberto Aja
YOU On Demand	JCIR – Investor Relations/Corporate Communications
212-206-1216	212-835-8500
jason.finkelstein@yod.com	YOD@jcir.com
@youondemand

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